HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
FOURTH QUARTER 2021 RESULTS

- Fourth Quarter 2021 Net Loss of $0.48 Per Share -

- Fourth Quarter 2021 Adjusted Funds from Operations1 of $0.20 Per Share -

- Property Level Cash Flow1 up 16% Compared to Third Quarter 2021 –

- Comparable Portfolio GOP Margin of 45%, Exceeds Fourth Quarter 2019 -

- Resort Portfolio RevPAR 15.7% Above Fourth Quarter 2019 -

- Manhattan Weekday RevPAR up 47% Compared to Third Quarter 2021, December Weekend ADR Surpassed December 2019 by 390 basis points -

Philadelphia, PA, February 16, 2022 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months ended
	December 31,		Percent
	2021	2020	Change
Net loss	$(18,841)	$(44,753)	58%
Net loss per common share	$(0.48)	$(1.16)	59%

Adjusted FFO[1]	$9,021	$(10,050)	NM
Adjusted FFO per common share and OP Unit	$0.20	$(0.23)	NM

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “We are very pleased with our portfolio’s operating results in the fourth quarter, driven by improving performance in our urban markets and a continuation of the strong operating environment at our resort and leisure-oriented properties. This was our highest cashflow producing quarter in 2021, even with a seasonal slowdown and the surge of COVID-19 cases in December. Despite the continued impact of the pandemic, results improved sequentially compared to the third quarter, highlighting the strength of our portfolio and our ability to drive ADR growth and control costs in an extremely challenging operating environment. Looking ahead, we forecast a robust recovery as COVID cases wane and restrictions are lifted,
1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

with companies continuing to return to offices and travel continuing to increase. With improved operating results and booking pace as we progress through the first quarter, we see a clear line of sight for the growth trajectory of Hersha’s uniquely-positioned portfolio of assets in 2022 and beyond.”

Fourth Quarter 2021 Operating Results

Strong topline results combined with our proprietary revenue and asset management strategy resulted in continued margin growth for the portfolio. Fourth quarter GOP margin for the comparable portfolio was 45%, which exceeded fourth quarter 2019 comparable portfolio GOP margin by 150 basis points.

Comparable hotel EBITDA margin of 31.6% was 160 basis points higher than the third quarter 2021 and just 70 basis points lower than fourth quarter 2019. Hotel EBITDA margins at our resort properties increased 850 basis points as compared to fourth quarter 2019 on robust RevPAR growth of 15.7%. After peaking in October, property level cash flow sequentially improved from November into December totaling $29.4M for the quarter, a 16% increase from the third quarter of 2021.

The Company’s 33 comparable hotel portfolio generated 63.1% occupancy, an Average Daily Rate (“ADR”) of $238.26, and RevPAR of $150.39 during the fourth quarter 2021.
In the fourth quarter of 2021, our resort-portfolio generated 66% occupancy, ADR growth of 31.4% and RevPAR growth of 15.7% compared to the fourth quarter of 2019. The Parrot Key Hotel & Resort generated the highest growth from an ADR and RevPAR perspective across our entire portfolio compared to the fourth quarter 2019. The resort ended the period with 73.7% ADR growth and 47.8% RevPAR growth. On Miami Beach, occupancy and ADR growth led to 11.4% RevPAR growth at the Cadillac Hotel & Beach Club. Outperformance from these assets has continued into the first quarter of 2022 with strong booking pace going into the peak season in South Florida.

Our non-resort, urban portfolio is particularly well positioned for the next leg of the recovery. While this segment comprises approximately 75% of our room count, RevPAR in the fourth quarter was still roughly 35% below 2019, even with the strong performance in the fourth quarter. From July to December, our urban portfolio saw 12% growth in weekday RevPAR, supported by notable increases in both rate and occupancy despite the impact of Omicron in December. Weekday occupancies in our resort and urban portfolios were up approximately 830 basis points and 800 basis points, respectively, in December versus September. Our New York City portfolio generated 74.1% occupancy during the fourth quarter, highlighted by our Manhattan assets which achieved total occupancy of 74.3%, with weekday occupancy reaching 68.6%. Weekday RevPAR in Manhattan was $148.42 for the fourth quarter, an increase of 47% to the third quarter. Average daily rates for the Manhattan portfolio increased incrementally through the quarter from $208.32 in October to $262.69 in December, representing 26% growth. December weekend ADR in Manhattan reached $298.72, 390 basis points greater than 2019.

The Sanctuary Beach Resort continued to outperform, on the West Coast ending the period with a 32.4% RevPAR improvement over the fourth quarter of 2019 driven by
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|2

60% ADR growth to $509.95. The Hotel Milo in Santa Barbara, ended the fourth quarter with 63.5% occupancy and an ADR of $345.59, 51.3% higher than the fourth quarter of 2019.

Cash Flow

Our Fourth quarter property-level EBITDA totaled $29.4 million, a 16% increase compared to the third quarter. This strong close to the year brought total property level EBITDA to $77.4M for the year. Property level EBITDA during the second half of the year more than doubled to $54.8 million from our first half of $22.6million.

Preferred Dividend Distribution

Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share and a cash dividend of $0.40625 per Series D Preferred Share and Series E Preferred Share for the fourth quarter ending December 31, 2021. The preferred share dividends were paid on January 18, 2022 to holders of record as of December 31, 2021. We remain current on all dividends for each of our series of Preferred Shares.

Financing

The Company completed the fourth quarter 2021 with approximately $72.2 million of cash & cash equivalents and deposits. As of January 1, 2022, the Company had approximately $46 million of capacity on its $250 million Senior Revolving Line of Credit. As of December 31, 2021, the Company’s consolidated debt had a weighted average interest rate of 4.42% and a weighted average life-to-maturity of 2.7 years.

2022 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2022 guidance at this time.

Fourth Quarter 2021 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, February 17, 2022. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-844-200-6205 or 1-929-526-1599 for international participants and entering the passcode 245010 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, February 17, 2022 through 11:59 PM Eastern Time on Thursday, March 17, 2022. The replay can be accessed by dialing 1-866-813-9403 or +44-204-525-0658 for international participants. The passcode for
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|3

the replay is 312167. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the efficacy of any
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|4

treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict and may be outside the Company’s control, they are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of February 16, 2022, and the Company undertakes no duty to update this information unless required by law.
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|5

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	December 31, 2021	December 31, 2020
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,665,097	$1,784,838
Investment in Unconsolidated Joint Ventures	5,580	6,633
Cash and Cash Equivalents	72,238	16,637
Escrow Deposits	12,707	6,970
Hotel Accounts Receivable	8,491	5,690
Due from Related Parties	2,495	2,641
Intangible Assets, Net of Accumulated Amortization of $6,944 and $6,840	1,335	1,739
Right of Use Asset	43,442	44,126
Other Assets	21,759	15,494
Hotel Assets Held for Sale	—	96,220
Total Assets	$1,833,144	$1,980,988

Liabilities and Equity:
Line of Credit	$118,684	$133,053
Term Loan, Net of Unamortized Deferred Financing Costs	496,085	681,744
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	198,490	50,789
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	304,614	330,848
Lease Liabilities	53,691	53,852
Accounts Payable, Accrued Expenses and Other Liabilities	43,207	58,453
Dividends and Distributions Payable	6,044	—
Due to Related Parties	1,723	—
Total Liabilities	$1,222,538	$1,308,739

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,310	$—

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at December 31, 2021 and December 31, 2020, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2021 and December 31, 2020; 39,325,025 and 38,843,482 Shares Issued and Outstanding at December 31, 2021 and December 31, 2020, respectively	394	389
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2021 and December 31, 2020	—	—
Accumulated Other Comprehensive Loss	(2,747)	(19,275)
Additional Paid-in Capital	1,155,034	1,150,985
Distributions in Excess of Net Income	(595,454)	(509,243)
Total Shareholders' Equity	557,374	623,003

Noncontrolling Interests - Common Units and LTIP Units	50,922	49,246

Total Equity	608,296	672,249

Total Liabilities and Equity	$1,833,144	$1,980,988

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|6

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues:
Hotel Operating Revenues:
Room	$73,797	$28,492	$237,988	$142,260
Food & Beverage	11,858	2,766	31,778	15,418
Other Operating Revenues	7,768	4,114	26,100	18,765
Total Hotel Operating Revenues	93,423	35,372	295,866	176,443
Other Revenue	54	(36)	123	217
Total Revenues	93,477	35,336	295,989	176,660
Operating Expenses:
Hotel Operating Expenses:
Room	15,631	8,637	51,885	38,787
Food & Beverage	9,351	2,513	24,756	16,199
Other Operating Expenses	29,695	17,464	101,515	85,270
Total Hotel Operating Expenses	54,677	28,614	178,156	140,256
Gain on Insurance Settlements	—	(8,960)	(961)	(8,960)
Property Losses in Excess of Insurance Recoveries	—	—	250	—
Hotel Ground Rent	1,107	1,118	4,400	4,301
Real Estate and Personal Property Taxes and Property Insurance	8,287	10,420	36,787	40,928
General and Administrative	2,812	2,363	10,994	10,590
Share Based Compensation	5,016	3,297	12,033	9,488
Terminated Transaction Costs	—	4,419	391	4,419
Depreciation and Amortization	20,009	24,393	83,309	96,958
Loss on Impairment of Assets	—	—	222	1,069
Total Operating Expenses	91,908	65,664	325,581	299,049

Operating Income (Loss)	1,569	(30,328)	(29,592)	(122,389)
Interest Income	7	—	15	39
Interest Expense	(14,549)	(13,441)	(57,549)	(53,279)
Other (Expense) Income	(74)	8	128	(522)
Gain on Disposition of Hotel Properties	—	1,158	48,352	1,158
Loss on Debt Extinguishment	—	—	(3,069)	—
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(13,047)	(42,603)	(41,715)	(174,993)

Loss from Unconsolidated Joint Venture Investments	(434)	(749)	(2,292)	(2,938)

Loss before Income Taxes	(13,481)	(43,352)	(44,007)	(177,931)
Income Tax (Expense) Benefit	(999)	17	(838)	(11,329)
Net Loss	(14,480)	(43,335)	(44,845)	(189,260)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	1,682	4,626	6,824	19,698
Consolidated Joint Venture	—	—	(2,152)	3,217
Preferred Distributions	(6,043)	(6,044)	(24,174)	(24,176)

Net Loss Applicable to Common Shareholders	$(18,841)	$(44,753)	$(64,347)	$(190,521)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.48)	$(1.16)	$(1.65)	$(4.93)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.48)	$(1.16)	$(1.65)	$(4.93)

Weighted Average Common Shares Outstanding:
Basic	39,149,120	38,640,604	39,089,987	38,613,563
Diluted	39,149,120	38,640,604	39,089,987	38,613,563

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|7

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|8

distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|9

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net loss applicable to common shares	$(18,841)	$(44,753)	$(64,347)	$(190,521)
Loss allocated to noncontrolling interest	(1,682)	(4,626)	(4,672)	(22,915)
Loss from unconsolidated joint ventures	434	749	2,292	2,938
Gain on disposition of hotel properties	—	(1,158)	(48,352)	(1,158)
Loss from impairment of depreciable assets	—	—	222	1,069
Depreciation and amortization	20,009	24,393	83,309	96,958
Funds from consolidated hotel operations applicable to common shares and Partnership units	(80)	(25,395)	(31,548)	(113,629)

Loss from unconsolidated joint venture investments	(434)	(749)	(2,292)	(2,938)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(325)	(498)	(1,053)	(1,417)
Depreciation and amortization of difference between purchase price and historical cost	36	20	94	83
Interest in depreciation and amortization of unconsolidated joint ventures	627	618	2,508	1,828
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(96)	(609)	(743)	(2,444)

Funds from Operations applicable to common shares and Partnership units	(176)	(26,004)	(32,291)	(116,073)
Add:
Income tax expense (benefit)	999	(17)	838	11,329
Non-cash share based compensation expense	5,016	3,297	12,033	9,488
Straight-line amortization of lease expense	127	131	511	564
Terminated transaction costs	—	4,419	391	4,419
Amortization of discounts, premiums, and deferred financing costs	1,386	1,288	5,155	3,235
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	—	811	424	4,061
Interest expense paid-in-kind	1,874	—	6,239	—
Deferred financing costs and debt premium written off in debt extinguishment	—	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	20	19	79	70
Preferred distributions in arrears	—	6,044	—	24,176
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	250	—
Operating loss incurred on properties closed	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(225)	(38)	(190)	54

Adjusted Funds from Operations	$9,021	$(10,050)	$(3,492)	$(57,694)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.20	$(0.23)	$(0.08)	$(1.31)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,293,749	44,361,461	44,172,521	44,066,289

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|10

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss	$(14,480)	$(43,335)	$(44,845)	$(189,260)
Loss from unconsolidated joint ventures	434	749	2,292	2,938
Interest expense	14,549	13,441	57,549	53,279
Non-operating interest income	(7)	—	(15)	(39)
Income tax expense (benefit)	999	(17)	838	11,329
Depreciation and amortization	20,009	24,393	83,309	96,958
EBITDA from consolidated hotel operations	21,504	(4,769)	99,128	(24,795)
Gain on disposition of hotel properties	—	(1,158)	(48,352)	(1,158)
Loss from impairment of depreciable assets	—	—	222	1,069
EBITDAre from consolidated hotel operations	21,504	(5,927)	50,998	(24,884)
Loss from unconsolidated joint venture investments	(434)	(749)	(2,292)	(2,938)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(325)	(498)	(1,053)	(1,417)
Depreciation and amortization of difference between purchase price and historical cost	36	20	94	83
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	924	904	3,700	2,721
EBITDAre from unconsolidated joint venture operations	201	(323)	449	(1,551)
EBITDAre	21,705	(6,250)	51,447	(26,435)
Non-cash share based compensation expense	5,016	3,297	12,033	9,488
Straight-line amortization of lease expense	127	131	511	564
Terminated transaction costs	—	4,419	391	4,419
Loss on reclassification of other comprehensive income for interest rate swaps	—	—	324	—
Deferred financing costs and debt premium written off in debt extinguishment	—	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	20	19	79	70
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	250	—
Operating loss incurred on properties closed due to physical damage	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(225)	(38)	(190)	54
Adjusted EBITDA	$26,643	$1,578	$67,914	$(10,857)

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Operating loss	$1,569	$(30,328)	$(29,592)	$(122,389)
Other revenue	(54)	36	(123)	(217)
Gain on insurance settlement	—	(8,960)	(961)	(8,960)
Loss from impairment of depreciable assets and remediation	—	—	472	1,069
Depreciation and amortization	20,009	24,393	83,309	96,958
General and administrative	2,812	2,363	10,994	10,590
Share based compensation	5,016	3,297	12,033	9,488
Terminated transaction costs	—	4,419	391	4,419
Straight-line amortization of ground lease expense	127	131	511	564
State and local tax expense related to reassessment of prior period assessment	(225)	(38)	(190)	54
Other	157	(235)	140	(329)

Hotel EBITDA	$29,411	$(4,922)	$76,984	$(8,753)

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1046
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|12